Exhibit 99.1

NEWS

For Immediate Release	Media Contact:	Donna Pullen (803) 765-4558
April 26, 2013	Analyst Contact:	John C. Pollok (803) 765-4628

SCBT Reports Operating Results for 1Q 2013 of $0.71 per share;

Declares Quarterly Cash Dividend

COLUMBIA, S.C.—April 26, 2013—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, today released its unaudited results of operations and other financial information for the three-month period ended March 31, 2013.  Highlights of the first quarter 2013 include:

•                  Net income of $10.6 million, or $0.63 diluted EPS in 1Q 2013 compared to $5.9 million, or $0.38 diluted EPS in 4Q 2012 and $7.0 million, or $0.50 diluted EPS, in 1Q 2012;

•                  Operating earnings, which excludes merger-related expense and securities gains or losses, of $12.0 million, or $0.71 diluted EPS in 1Q 2013 compared to $11.1 million, or $0.72 diluted EPS in 4Q 2012 and $7.1 million, or $0.51 diluted EPS in 1Q 2012;

•                  Completed the Savannah Bancorp, Inc. (“Savannah”) system conversion and integration;

•                  Core deposit growth, excluding CDs and the Peoples and Savannah acquisitions, up $32.8 million in 1Q 2013, or 5.2% annualized growth;

•                  Non-interest bearing deposits exceeded $1.0 billion;

•                  Return on average assets was 0.84% annualized in 1Q 2013 compared to 0.52% in 4Q 2012 and 0.71% in 1Q 2012;

•                  Operating efficiency ratio was 64.5% in 1Q 2013 compared to 62.8% in 4Q 2012 and compared to 66.3% in 1Q 2012;

•                  Net charge-offs of non-acquired loans decreased to 0.56% annualized for 1Q 2013, compared to 0.64% annualized for 4Q 2012 and 0.66% annualized for 1Q 2012;

•                  Non-performing Assets (NPAs):  1.49% of total assets for 1Q 2013 compared to 1.58% for 4Q 2012 and 2.26% for 1Q 2012; 2.91% of loans and repossessed assets, excluding acquired assets, for 1Q 2013 compared to 3.13% for 4Q 2012 and 3.72% for 1Q 2012; and

•                  Legacy loan growth for 1Q 2013 was $33.3 million or 5.2% annualized.

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.18 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and is $0.01 per share, or 5.9%, higher than a year ago.  The dividend will be payable on May 24, 2013 to shareholders of record as of May 17, 2013.

First Quarter 2013 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $10.6 million, or $0.63 per diluted share, for the three months ended March 31, 2013 compared to consolidated net income of $5.9 million, or $0.38 per diluted share, for the fourth quarter of 2012.  This $4.7 million increase was primarily the net result of improved net interest income, reduced provision for loan losses, and a reduction in merger-related expenses.  The increases were offset by non-interest expense increases which are primarily due to salary and benefits expense increases.

“I am encouraged that our earnings continue to improve each quarter.  We had solid performance this quarter and also experienced some impact from the conversion and integration of Savannah, as well as some seasonality in non-interest income,” said Robert R. Hill, Jr., president and CEO.  “Our legacy loan growth continued at a nice pace of 5.2% annualized, and our non-interest demand deposits now exceed $1.0 billion.  We also enjoyed strong growth in our wealth management area and bank card revenue, but experienced lower deposit service charge income and mortgage banking income due to seasonality.  Our operating performance remained steady compared to the prior quarter with an operating return on average assets of 0.95% and operating return on equity of 9.49%.  With the integration of Savannah, continued credit improvement in our acquired and non-acquired loan portfolios, and the announcement of the merger with First Financial Holdings, we remain very optimistic about the opportunities for continued improvement in our performance.”

Asset Quality

During the first quarter of 2013, SCBT continued to experience improvement in asset quality, excluding acquired loans and OREO, as nonperforming loans declined by $5.3 million, or 8.6%, and classified assets declined by $2.3 million, or 1.6% from the fourth quarter of 2012.  We continue to see meaningful improvement in the trailing average of historical loan losses as the high charge-off quarters from prior periods are being replaced with much lower current loss rates.  Nonperforming assets to total assets declined to 1.49% primarily due to the decrease in non-acquired nonaccrual loans.  NPAs, excluding acquired NPAs, declined by $4.7 million from the fourth quarter 2012 level.  Improvements in asset quality continue as we experience improvement in housing starts (permits), home sales, and lower unemployment rates.

At March 31, 2013, the allowance for non-acquired loan losses was $41.7 million, or 1.60% of non-acquired period-end loans.  The current allowance for loan losses provides 0.73 times coverage of period-end non-acquired nonperforming loans.  Net charge-offs within the non-acquired loan portfolio decreased to $3.6 million, or 0.56% annualized from $4.1 million, or 0.64% annualized in the fourth quarter of 2012, and from $4.1 million, or 0.66% annualized in the first quarter of 2012.

Non-acquired other real estate owned (“OREO”) increased modestly by $611,000 from the fourth quarter of 2012 and decreased by $1.7 million from the first quarter of 2012.  During the first quarter, the Company recorded write-downs on 23 properties totaling $1.1 million; sold $2.0 million of non-acquired OREO for a net $7,000 gain; and added 19 properties for a total of $3.6 million.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $53.8 million for the first quarter of 2013, a $5.9 million increase from the fourth quarter 2012, resulting from the following:

1.              Higher balance of average acquired loans (up $414.3 million) along with credit releases totaling $6.6 million resulted in an increase of $6.7 million of interest income on acquired loans; partially offset by

2.              A decrease of 15 basis points in the yield on non-acquired loans which resulted in a decrease of $958,000 of interest income on non-acquired loans, with $616,000 related to the fewer days (90 vs. 92) in the first quarter compared to the fourth quarter of 2012.

Taxable-equivalent net interest margin increased 24 basis points from the first quarter of 2012 and 6 basis points from the fourth quarter of 2012 to 4.94%.  The average yield on interest earning assets increased 3 basis points while the average rate on interest-bearing liabilities declined 18 basis points from the first quarter of 2012.  During the first quarter of 2013, average total assets increased to $5.1 billion and average earning assets increased to almost $4.5 billion.  This growth in average total assets was supported by growth in average total deposits to $4.2 billion.  At March 31, 2013, non-interest bearing deposits exceeded $1.0 billion.

Noninterest Income and Expense

Noninterest income was relatively flat for the first quarter of 2013 compared to the first quarter of 2012.  Increases in all noninterest income categories (excluding negative accretion on the indemnification asset) totaling $4.0 million were offset by the $3.9 million increase in the negative accretion on the FDIC indemnification asset.  The negative accretion results from the reduction of expected cash flows of this asset related to certain pools of acquired loans which had improved estimated cash flows, and is being recognized over the shorter of the underlying assets remaining life or remaining term of the loss share agreements.

Compared to the fourth quarter of 2012, noninterest income was down a total of $1.2 million, excluding securities gains (losses).  This decrease was the result of the following:  (1) mortgage banking income decreased $819,000 due to fewer loans sold and reduced pipeline of mortgage loans; (2) service charges on deposit accounts were down $552,000 due to seasonality; and (3) the negative accretion on the FDIC indemnification asset increased by $624,000.  Partially offsetting these decreases were increases of $570,000 in trust and investment services income and $228,000 in bankcard services income.

Noninterest expense was $46.4 million in the first quarter of 2013, a 31.9% or $11.2 million increase from $35.2 million in the first quarter of 2012.  This increase was driven primarily by increased merger-related charges from the Savannah merger of $1.7 million and from the proposed First Financial merger of $300,000, and an increase in salaries and benefits of $5.2 million, or 28.8%.  The increase in salaries and employee benefits resulted primarily from the impact of a full quarter of the addition of new FTEs largely related to the two acquisitions completed during 2012.

Compared to the fourth quarter of 2012, noninterest expense decreased by $1.7 million.  The decrease resulted from a $5.6 million decline in merger-related expenses.  This decline was partially offset by increases in most other noninterest expense categories from the full quarter impact of Savannah.

Balance Sheet and Capital

At March 31, 2013, SCBT’s total assets were $5.1 billion, up from $4.0 billion at March 31, 2012, and relatively flat from $5.1 billion at December 31, 2012.  Since March 31, 2012, the company’s balance sheet has grown by almost $1.1 billion, or 27.1%, due primarily to closing of the Peoples Bancorporation, Inc. and The Savannah Bancorp, Inc. acquisitions.  The asset growth was spread among increases in investment securities, acquired loans, non-acquired loans, premises and equipment, bank owned life insurance, and intangibles; and these were offset by declines in OREO of $12.5 million and decreases in FDIC receivables of $107.0 million.  The asset growth was supported primarily by $698.9 million in core deposit growth, $93.3 million in correspondent bank federal funds purchased and $127.7 million in additional capital.

The Company’s book value per share increased to $30.22 per share at March 31, 2013, compared to $29.97 at December 31, 2012.  Capital increased by $6.7 million due primarily to net income of $10.6 million partially offset by $3.1 million in dividends paid to our shareholders.  Tangible book value (“TBV”) per share increased by $0.35 per share to $22.89 at March 31, 2013 from $22.54 at December 31, 2012 due to the capital increases described above.

The total risk-based capital ratio is estimated to have increased by 40 basis points from the fourth quarter of 2012 to 14.3%, due primarily to a change in risk-weighted asset mix relative to the increase in capital.  Tier 1 leverage ratio decreased to 8.8% from 9.8% at December 31, 2012.  The decline is driven by an almost $600.0 million increase in average total assets due to including a full quarter of Savannah assets in the average balance.  The Company’s capital positions remain “well-capitalized” by all measures at March 31, 2013.

“Our net interest income remains strong with an increase of $5.9 million compared to last quarter, primarily the result of the addition of the Savannah acquired loan portfolio for the whole quarter,” said John C. Pollok, CFO and COO.  “With the conversion of Savannah now completed, we are now planning the merger with First Financial over the next several months.”

***************

SCBT Financial Corporation (the “Company”), Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, the Bank and the following divisions:  NCBT, CBT, The Savannah Bank, and Minis & Co., Inc.  Providing financial services for over 78 years, SCBT Financial Corporation operates 81 locations in 19 South Carolina counties, 10 North Georgia counties, 2 Coastal Georgia counties and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $5.1 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

-----

SCBT Financial Corporation will hold a conference call on Friday, April 26th at 11 a.m. Eastern Time where management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 866-652-5200.  The number for international participants is 412-317-6060.  The conference ID number is 10026988.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning April 26th by 2:00 pm Eastern Time until 9:00 a.m. on May 13th.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The passcode is 10026988.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between the Company and First Financial Holdings, Inc. (“First Financial”); (2) the outcome of any legal proceedings that may be instituted against the Company or First Financial; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk resulting in deterioration in the credit markets; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including mergers with Peoples Bancorporation (“Peoples”), The Savannah Bancorp, Inc. (“Savannah”), and First Financial, within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Savannah and First Financial, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company Common Stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company Common Stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company; and (21) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						First
	Three Months Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2013 - 2012
	2013	2012	2012	2012	2012	% Change
EARNINGS SUMMARY (non tax equivalent)
Interest income	$56,169	$50,263	$49,535	$45,470	$42,220	33.0%
Interest expense	2,368	2,351	2,625	2,936	3,182	-25.6%
Net interest income	53,801	47,912	46,910	42,534	39,038	37.8%
Provision for loan losses (1)	1,060	2,211	4,044	4,641	2,723	-61.1%
Noninterest income	9,523	10,900	9,166	11,744	9,473	0.5%
Noninterest expense	46,441	48,139	38,031	37,509	35,219	31.9%
Income before provision for income taxes	15,823	8,462	14,001	12,128	10,569	49.7%
Provision for income taxes	5,174	2,552	4,938	4,097	3,541	46.1%
Net income	$10,649	$5,910	$9,063	$8,031	$7,028	51.5%

Effective tax rate	32.70%	30.16%	35.27%	33.78%	33.50%

Basic weighted-average common shares	16,769,049	15,320,472	14,920,423	14,650,914	13,882,801	20.8%
Diluted weighted-average common shares	16,935,601	15,446,778	15,043,067	14,733,325	13,951,290	21.4%

Earnings per share - Basic	$0.64	$0.39	$0.61	$0.55	$0.51	25.5%
Earnings per share - Diluted	0.63	0.38	0.60	0.55	0.50	26.0%

Cash dividends declared per share	$0.18	$0.18	$0.17	$0.17	$0.17	5.9%
Dividend payout ratio (2)	28.75%	46.06%	28.34%	31.93%	34.00%	-15.4%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$10,649	$5,910	$9,063	$8,031	$7,028	51.5%
Securities (gains) losses, net of tax	—	(89)	—	(40)	—
Merger and conversion related expense, net of tax	1,321	5,274	357	1,323	65	1937.6%
Net operating earnings (loss) (non-GAAP)	$11,970	$11,095	$9,420	$9,314	$7,093	68.8%

Operating earnings (loss) per share - Basic	$0.71	$0.72	$0.63	$0.64	$0.51	39.2%
Operating earnings (loss) per share - Diluted	0.71	0.72	0.63	0.63	0.51	39.2%

						First
	AVERAGE for Quarter Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2013 - 2012
	2013	2012	2012	2012	2012	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$51,216	$60,183	$56,300	$29,604	$34,073	50.3%
Acquired loans, net of allowance for acquired loan losses	997,010	582,726	501,214	484,084	357,668	178.8%
Non-acquired loans	2,576,545	2,528,753	2,497,478	2,456,069	2,456,080	4.9%
Total loans (1)	3,573,555	3,111,479	2,998,692	2,940,153	2,813,748	27.0%
FDIC receivable for loss share agreements	139,172	162,580	194,116	219,183	246,556	-43.6%
Total investment securities	553,214	510,434	501,816	468,334	324,473	70.5%
Intangible assets	125,257	87,372	79,857	79,583	74,089	69.1%
Earning assets	4,489,187	3,972,280	3,766,889	3,703,552	3,371,705	33.1%
Total assets	5,117,003	4,517,076	4,331,436	4,295,911	3,957,918	29.3%
Noninterest-bearing deposits	969,400	886,240	813,394	795,867	700,438	38.4%
Interest-bearing deposits	3,236,610	2,853,253	2,800,446	2,808,884	2,570,595	25.9%
Total deposits	4,206,010	3,739,493	3,613,840	3,604,751	3,271,033	28.6%
Federal funds purchased and repurchase agreements	319,602	247,970	223,844	215,678	229,099	39.5%
Other borrowings	54,713	47,555	45,908	46,203	46,480	17.7%
Shareholders’ equity	511,392	450,446	429,183	415,952	383,377	33.4%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						First
	ENDING Balance					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2013 - 2012
	2013	2012	2012	2012	2012	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$50,449	$65,279	$71,585	$42,525	$34,706	45.4%
Acquired loans	995,255	1,074,742	520,991	560,058	369,144	169.6%
Non-acquired loans	2,604,298	2,571,003	2,517,352	2,481,251	2,437,314	6.9%
Total loans (1)	3,599,553	3,645,745	3,038,343	3,041,309	2,806,458	28.3%
FDIC receivable for loss share agreements	124,340	146,171	174,321	200,569	231,331	-46.3%
Total investment securities	533,255	560,091	500,587	511,138	357,448	49.2%
Intangible assets	124,668	125,801	79,391	79,971	73,926	68.6%
Allowance for acquired loan losses	(31,277)	(32,132)	(31,138)	(35,813)	(34,355)	-9.0%
Allowance for non-acquired loan losses (1)	(41,669)	(44,378)	(46,439)	(47,269)	(47,607)	-12.5%
Premises and equipment	110,792	115,583	105,579	106,458	93,209	18.9%
Total assets	5,141,929	5,136,446	4,325,232	4,373,269	4,046,343	27.1%
Noninterest-bearing deposits	1,002,662	981,963	818,633	806,235	757,777	32.3%
Interest-bearing deposits	3,216,694	3,316,397	2,770,665	2,854,737	2,598,860	23.8%
Total deposits	4,219,356	4,298,360	3,589,298	3,660,972	3,356,637	25.7%
Federal funds purchased and repurchase agreements	328,701	238,621	226,330	220,264	235,412	39.6%
Other borrowings	54,638	54,897	45,807	46,105	46,397	17.8%
Total liabilities	4,627,718	4,628,897	3,891,308	3,948,363	3,659,836	26.4%
Shareholders’ equity	514,211	507,549	433,924	424,906	386,507	33.0%

Common shares issued and outstanding	17,017,904	16,937,464	15,114,185	15,085,991	14,052,177	21.1%

						First
						Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2013 - 2012
	2013	2012	2012	2012	2012	% Change
NONPERFORMING ASSETS (ENDING BALANCE)
Non-acquired
Non-acquired nonaccrual loans	$42,945	$48,387	$46,295	$47,940	$59,278	-27.6%
Restructured loans	13,636	13,151	12,882	9,530	10,578	28.9%
Other real estate owned (“OREO”) not covered under FDIC loss share agreements	19,680	19,069	22,424	25,518	21,381	-8.0%
Accruing loans past due 90 days or more	121	500	156	137	130	-6.9%
Other nonperforming assets	—	—	—	—	24	-100.0%
Total non-acquired nonperforming assets	76,382	81,107	81,757	83,125	91,391	-16.4%
Acquired (7)
Acquired nonaccrual loans	—	—	—	—	—
OREO covered under FDIC loss share agreements	34,244	34,257	47,063	53,146	61,788	-44.6%
OREO not covered under FDIC loss share agreements	16,766	13,179	5,059	5,745	—
Other nonperforming assets	26	44	57	73	215
Total acquired nonperforming assets	51,036	47,480	52,179	58,964	62,003	-17.7%
Total nonperforming assets	$127,418	$128,587	$133,936	$142,089	$153,394	-16.9%

Excluding Acquired Assets
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	2.91%	3.13%	3.22%	3.32%	3.72%
Total nonperforming assets as a percentage of total assets (5)	1.49%	1.58%	1.89%	1.90%	2.26%
NPLs as a percentage of period end non-acquired loans	2.18%	2.41%	2.36%	2.32%	2.87%
Including Acquired Assets
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	3.47%	3.46%	4.31%	4.55%	5.31%
Total nonperforming assets as a percentage of total assets	2.48%	2.50%	3.10%	3.25%	3.79%
NPLs as a percentage of period end loans	1.58%	1.70%	1.95%	1.89%	2.49%

OTHER ASSET QUALITY INFORMATION
Classified Assets (Ending Balance) (11)
Classified loans	$121,222	$124,133	$135,095	$135,099	$156,118	-22.4%
OREO and other nonperforming assets	19,680	19,069	22,424	25,518	21,405	-8.1%
Total classified assets	$140,902	$143,202	$157,519	$160,617	$177,523	-20.6%

Tier 1 capital and non-acquired allowance for loan losses	$484,744	$477,686	$444,200	$436,964	$406,070	19.4%
Classified assets as a percentage of Tier 1 capital and non-acquired allowance for loan losses	29.07%	29.98%	35.46%	36.76%	43.72%

Non-acquired Loans 30-89 Day Past Due	$7,199	$7,189	$9,270	$10,464	$7,290	-1.3%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						First
	Quarter Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2013 - 2012
	2013	2012	2012	2012	2012	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$44,378	$46,439	$47,269	$47,607	$49,367	-10.1%
Loans charged off	(4,148)	(4,291)	(5,506)	(5,114)	(5,344)	-22.4%
Overdrafts charged off	(459)	(446)	(434)	(441)	(354)	29.7%
Loan recoveries	826	550	481	700	1,424	-42.0%
Overdraft recoveries	219	131	129	125	216	1.4%
Net charge-offs	(3,562)	(4,056)	(5,330)	(4,730)	(4,058)	-12.2%
Provision for loan losses on non-acquired loans	853	1,995	4,500	4,392	2,298	-62.9%
Balance at end of period, non-acquired loans	41,669	44,378	46,439	47,269	47,607	-12.5%
Acquired Loans:
Balance at beginning of period	32,132	31,138	35,812	34,355	31,620
Loans charged off	—	—	—	—	—
Loan recoveries	—	—	—	—	—
Net charge-offs	—	—	—	—	—
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	(855)	994	(4,674)	1,457	2,735
Benefit attributable to FDIC loss share agreements	1,062	(778)	4,218	(1,208)	(2,310)
Net provision for loan losses on acquired loans	207	216	(456)	249	425
Provision for loan losses recorded through the FDIC loss share receivable	(1,062)	778	(4,218)	1,208	2,310
Balance at end of period, acquired loans	31,277	32,132	31,138	35,812	34,355
Balance at end of period, total allowance for loan losses	$72,946	$76,510	$77,577	$83,081	$81,962	-11.0%

Total provision for loan losses charged to operations	$1,060	$2,211	$4,044	$4,641	$2,723
Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.60%	1.73%	1.84%	1.91%	1.95%
Allowance for loan losses as a percentage of total loans (1)	2.03%	2.10%	2.55%	2.73%	2.92%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	73.49%	71.53%	78.27%	82.05%	68.02%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.56%	0.64%	0.85%	0.77%	0.66%

						First
						Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2013 - 2012
	2013	2012	2012	2012	2012	% Change
LOAN PORTFOLIO (ENDING balance) (1)
Acquired covered loans	$257,066	$282,728	$309,034	$332,874	$363,051	-29.2%
Acquired non-covered loans	738,189	792,014	211,957	227,184	6,093	12015.4%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	273,488	273,420	273,606	279,519	294,865	-7.2%
Commercial non-owner occupied	298,707	290,071	278,935	284,147	284,044	5.2%
Total commercial non-owner occupied real estate	572,195	563,491	552,541	563,666	578,909	-1.2%
Consumer real estate:
Consumer owner occupied	443,134	434,503	430,825	420,298	407,697	8.7%
Home equity loans	249,356	255,284	255,677	257,061	258,054	-3.4%
Total consumer real estate	692,490	689,787	686,502	677,359	665,751	4.0%
Commercial owner occupied real estate	796,139	784,152	787,623	763,338	744,441	6.9%
Commercial and industrial	291,308	279,763	245,285	228,010	216,083	34.8%
Other income producing property	131,776	133,713	131,832	132,193	130,177	1.2%
Consumer non real estate	93,997	86,934	86,729	87,290	85,350	10.1%
Other	26,393	33,163	26,840	29,395	16,603	59.0%
Total non-acquired loans	2,604,298	2,571,003	2,517,352	2,481,251	2,437,314	6.9%
Total loans (net of unearned income) (1)	$3,599,553	$3,645,745	$3,038,343	$3,041,309	$2,806,458	28.3%

Loans held for sale	$50,449	$65,279	$71,585	$42,525	$34,706	45.4%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
SELECTED RATIOS

Return on average assets (annualized)	0.84%	0.52%	0.83%	0.75%	0.71%

Operating return on average assets (annualized) (non-GAAP) (3)	0.95%	0.98%	0.87%	0.88%	0.72%

Return on average equity (annualized)	8.45%	5.22%	8.40%	7.77%	7.37%

Operating return on average equity (annualized) (non-GAAP) (3)	9.49%	9.80%	8.73%	9.05%	7.44%

Return on average tangible equity (annualized) (non-GAAP) (10)	11.92%	6.91%	10.74%	9.92%	9.57%

Net interest margin (tax equivalent)	4.94%	4.88%	5.03%	4.69%	4.70%

Efficiency ratio (tax equivalent)	72.37%	80.95%	66.91%	68.34%	72.02%

Operating efficiency ratio excluding OREO expense	64.47%	62.84%	58.96%	60.84%	66.27%

Book value per common share	$30.22	$29.97	$28.71	$28.17	$27.51

Tangible book value per common share (non-GAAP) (10)	$22.89	$22.54	$23.46	$22.86	$22.24

Common shares issued and outstanding	17,017,904	16,937,464	15,114,185	15,085,991	14,052,177

Equity-to-assets	10.00%	9.88%	10.03%	9.72%	9.55%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.76%	7.62%	8.35%	8.03%	7.87%

Tier 1 leverage (9)	8.8%	9.8%	9.3%	9.2%	9.2%

Tier 1 risk-based capital (9)	13.1%	12.7%	14.0%	13.9%	14.5%

Total risk-based capital (9)	14.3%	13.9%	15.2%	15.1%	15.8%

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$10,649	$5,910	$9,063	$8,031	$7,028	51.5%
Provision for loan losses (1)	1,060	2,211	4,044	4,641	2,723	-61.1%
Provision for income taxes	5,174	2,552	4,938	4,097	3,541	46.1%
Pre-tax, pre-provision income	16,883	10,673	18,045	16,769	13,292	27.0%
Securities gains	—	(128)	—	(61)	—
Merger and conversion related expense	1,963	7,552	568	1,998	96
Pre-tax, pre-provision operating earnings (non-GAAP)	$18,846	$18,097	$18,613	$18,706	$13,388	40.8%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	64.47%	62.84%	58.96%	60.84%	66.27%
Effect to adjust for OREO and loan related expense	4.84%	5.41%	6.95%	3.86%	5.56%
Effect to adjust for merger and conversion expenses	2.80%	12.70%	1.00%	3.64%	0.19%
Efficiency ratio (Tax Equivalent)	72.37%	80.95%	66.91%	68.34%	72.02%

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	0.95%	0.98%	0.87%	0.88%	0.72%
Effect to adjust for securities gains (losses)	0.00%	0.01%	0.00%	0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-0.11%	-0.47%	-0.04%	-0.13%	-0.01%
Return on average assets (GAAP)	0.84%	0.52%	0.83%	0.75%	0.71%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	9.49%	9.80%	8.73%	9.05%	7.44%
Effect to adjust for securities gains (losses)	0.00%	0.08%	0.00%	0.04%	0.00%
Effect to adjust for merger and conversion related expenses	-1.04%	-4.66%	-0.33%	-1.32%	-0.07%
Return on average equity (GAAP)	8.45%	5.22%	8.40%	7.77%	7.37%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012

RECONCILIATION OF NON-GAAP TO GAAP (CONTINUED)
Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	11.92%	6.91%	10.74%	9.92%	9.57%
Effect to adjust for intangible assets	-3.47%	-1.69%	-2.34%	-2.15%	-2.20%
Return on average equity (GAAP)	8.45%	5.22%	8.40%	7.77%	7.37%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$22.89	$22.54	$23.46	$22.86	$22.24
Effect to adjust for intangible assets	7.33	7.43	5.25	5.30	5.26
Book value per common share (GAAP)	$30.22	$29.97	$28.71	$28.17	$27.51

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.76%	7.62%	8.35%	8.03%	7.87%
Effect to adjust for intangible assets	2.24%	2.26%	1.68%	1.69%	1.68%
Equity-to-assets (GAAP)	10.00%	9.88%	10.03%	9.72%	9.55%

	Three Months Ended
	March 31, 2013			March 31, 2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

YIELD ANALYSIS
Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$311,202	$418	0.54%	199,410	$212	0.43%
Investment securities (taxable)	394,917	2,161	2.22%	263,037	1,691	2.59%
Investment securities (tax-exempt)	158,297	1,206	3.09%	61,436	540	3.54%
Loans held for sale	51,216	382	3.02%	34,073	322	3.80%
Acquired loans, net of allowance for acquired loan losses	997,010	23,370	9.51%	357,668	9,110	10.24%
Non-acquired loans (1)	2,576,544	28,632	4.51%	2,456,080	30,345	4.97%
Total interest-earning assets	4,489,186	56,169	5.07%	3,371,704	42,220	5.04%

Noninterest-Earning Assets:
Cash and due from banks	120,005			92,208
Other assets	552,148			543,323
Allowance for non-acquired loan losses	(44,336)			(49,317)
Total noninterest-earning assets	627,817			586,214
Total Assets	$5,117,003			$3,957,918

Interest-Bearing Liabilities:
Transaction and money market accounts	$1,852,399	$605	0.13%	$1,430,819	$1,007	0.28%
Savings deposits	349,968	81	0.09%	268,251	146	0.22%
Certificates and other time deposits	1,034,242	873	0.34%	871,526	1,341	0.62%
Federal funds purchased and repurchase agreements	319,602	136	0.17%	229,099	126	0.22%
Other borrowings	54,713	673	4.99%	46,480	563	4.87%
Total interest-bearing liabilities	3,610,924	2,368	0.27%	2,846,175	3,183	0.45%

Noninterest-Bearing Liabilities:
Demand deposits	969,361			700,438
Other liabilities	25,326			27,928
Total noninterest-bearing liabilities (“Non-IBL”)	994,687			728,366
Shareholders’ equity	511,392			383,377
Total Non-IBL and shareholders’ equity	1,506,079			1,111,743
Total liabilities and shareholders’ equity	$5,117,003			$3,957,918

Net interest income and margin (NON-TAX EQUIV.)		$53,801	4.86%		$39,037	4.66%
Net interest margin (TAX EQUIVALENT)			4.94%			4.70%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

						First
	Three Months Ended					Quarter
	March 31,	December 31,	September 30,	June 30,	March 31,	2013 - 2012
	2013	2012	2012	2012	2012	% Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Service charges on deposit accounts	$5,761	$6,313	$6,169	$5,886	$5,447	5.8%
Bankcard services income	3,893	3,665	3,570	3,618	3,320	17.3%
Mortgage banking income	3,395	4,214	3,526	3,052	1,830	85.5%
Trust and investment services income	2,314	1,744	1,577	1,642	1,397	65.6%
Securities gains, net (8)	—	128	—	61	—
Amortization of FDIC indemnification asset	(7,171)	(6,547)	(6,623)	(4,370)	(3,233)	-121.8%
Other	1,331	1,383	947	1,855	712	86.9%
Total noninterest income	$9,523	$10,900	$9,166	$11,744	$9,473	0.5%

Noninterest expense:
Salaries and employee benefits	$23,252	$21,351	$18,647	$18,262	$18,048	28.8%
Information services expense	3,192	3,060	2,662	2,902	2,468	29.3%
OREO expense and loan related	3,102	3,221	3,951	2,115	2,716	14.2%
Net occupancy expense	2,932	2,470	2,621	2,478	2,248	30.4%
Furniture and equipment expense	2,572	2,340	2,165	2,371	2,239	14.9%
Merger and conversion related expense	1,963	7,552	568	1,998	96	1944.8%
Business development and staff related	1,228	1,017	878	689	752	63.3%
FDIC assessment and other regulatory charges	1,224	887	878	1,073	1,037	18.0%
Bankcard expense	1,164	985	1,057	1,118	902	29.0%
Amortization of intangibles	1,034	566	566	540	500	106.8%
Professional fees	691	673	643	732	633	9.2%
Advertising and marketing	842	689	736	553	757	11.2%
Other	3,245	3,328	2,659	2,678	2,823	14.9%
Total noninterest expense	$46,441	$48,139	$38,031	$37,509	$35,219	31.9%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period of 2013.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and conversion related expense of $1,963,000, $7,552,000, $568,000, $1,998,000, and $96,000, for the quarters ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012, and March 31, 2012, respectively; and (b) pre-tax securities gains of $128,000 and $61,000 for the quarters ended December 31, 2012 and June 30, 2012, respectively.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) Acquired loans are not included in non-performing loans because the accretion method is being used for all acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) March 31, 2013 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled "Reconciliation of Non-GAAP to GAAP" provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.